EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37384, 33-39647, 33-45167, 33-45604, 33-46719, 33-50944, 33-57522, 33-62078, 33-78502, 33-84362, 33-91858, 333-04670, 333-28429, 333-53703, 333-84949, 333-38264, 333-65758, 333-97979, 333-118212, 333-138551, and 333-161295) of Trimble Navigation Limited of our report dated  June 15, 2012, with respect to the statements of net assets available for benefits of the Trimble Navigation Savings and Retirement Plan as of December 31, 2011 and 2010, the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) and schedule H, line 4a - Schedule of Delinquent Participant Contributions as of and for the year ended December 31, 2011, which report appears in the December 31, 2011 annual report on Form 11-K of Trimble Navigation Savings and Retirement Plan.

MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 15, 2012